Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Fourth Quarter and Year End 2019 Results and Announces 2020 Operational and Financial Guidance

OKLAHOMA CITY (February 27, 2020) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and year ended December 31, 2019 and announced its 2020 operational and financial guidance.

Full Year 2019 Highlights:

•	Net production averaged 1,374.6 MMcfe per day

•	Net loss of $2,002.4 million, or $(12.49) per diluted share, reflecting a non-cash impairment charge of $2,039.8 million

•	Adjusted net income (non-GAAP) of $118.6 million, or $0.72 per diluted share

•	Adjusted EBITDA (non-GAAP) of $814.4 million

•	Cash provided by operating activity of $724.0 million

•	Generated Free Cash Flow (non-GAAP), excluding working capital changes as defined and reconciled below, of $37.8 million

•	Year end total proved reserves of 4.5 Tcfe

•	Completed certain non-core asset divestitures

•	Reduced debt by approximately $50 million through discounted bond repurchases

•	Total liquidity pro forma for recent water infrastructure asset sale of $693 million at year-end 2019

See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including adjusted net income, EBITDA, adjusted EBITDA and free cash flow.

2020 Plan Highlights:

•	2020 total planned capital expenditures of $285 million to $310 million, approximately 50% less than 2019

•	Plan results in forecasted positive free cash flow in 2020 at current strip prices

•	Forecasted 2020 full year net production is estimated to average 1,100 MMcfe to 1,150 MMcfe per day

•	Plan to maintain or reduce per unit lease operating expense and midstream gathering and processing expense during 2020 despite declining year-over-year production

•	Approximately 50% of 2020 gas production is hedged at an average fixed price of $2.86 per MMBtu

David M. Wood, President and Chief Executive Officer, commented, “Gulfport took many positive steps in 2019 to address the challenges facing our industry and better position the Company. We successfully completed our 2019 drilling program within budget and on target with production estimates. We also completed several non-core divestitures which improved our liquidity and continued our efforts to reduce leverage and absolute debt levels through discounted bond repurchases. We have also strengthened our board and management team, adding two additional independent directors in the past two months, and assembled a talented new management team that we believe will serve the organization well in the future.”

Mr. Wood continued, “As we enter 2020, remain committed to allocating capital in a disciplined manner, focusing on returns and maintaining strong liquidity. Gulfport’s 2020 plan announced today significantly reduces total capital expenditures as compared to 2019 levels to account for the current low gas price environment. At current strip pricing, our 2020 drilling program will be funded within cash flow ensuring a very strong liquidity position through 2020 with a relatively low amount of revolver draw. The large decline in spending during 2020 also allows us to retain our high value inventory for a better gas price environment in the future. We continue to focus on cost and efficiency improvements in every aspect of our business to ensure we maximize returns during this downturn.”

Balance Sheet and Liquidity

As of December 31, 2019, Gulfport had a commitment under its revolving credit facility of $1.0 billion with $120.0 million drawn. After accounting for cash on hand of approximately $6.1 million and outstanding letters of credit totaling $243.6 million, the Company’s liquidity as of December 31, 2019 was approximately $642.5 million. Pro forma for the $50 million divestiture of water infrastructure assets across Gulfport’s SCOOP position, the Company’s total liquidity was estimated to be $692.5 million at December 31, 2019.

Bond Repurchases

During the fourth quarter of 2019, Gulfport repurchased $85.6 million aggregate principal amount of unsecured senior notes for $59.3 million in cash. For the full year 2019, Gulfport repurchased $190.1 million aggregate principal amount of unsecured senior notes for $138.8 million cash representing a total discount capture of $48.6 million. As of February 27, 2020, the Company has repurchased an additional $10.2 million aggregate principal amount of unsecured senior notes for $6.9 million in cash during 2020.

Subject to market conditions and Gulfport’s anticipated 2020 liquidity position, the Company may decide to opportunistically repurchase its outstanding debt going forward but is under no obligation to do so.

Production and Realized Prices

The table below summarizes Gulfport’s fourth quarter of 2019 and full year 2019 production and realized prices by product:

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Production Volumes:

Natural gas (MMcf)	114,425	116,470	458,178	443,742
Oil (MBbls)	451	635	2,186	2,801
NGL (MGal)	47,159	55,025	213,129	251,720
Gas equivalent (MMcfe)	123,866	128,139	501,742	496,505
Gas equivalent (Mcfe per day)	1,346,374	1,392,820	1,374,635	1,360,289

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$1.78	$3.16	$2.00	$2.53
Oil (per Bbl)	$53.23	$58.45	$53.95	$63.48
NGL (per Gal)	$0.49	$0.67	$0.48	$0.71
Gas equivalent (per Mcfe)	$2.03	$3.45	$2.27	$2.98

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.10	$2.63	$2.23	$2.49
Oil (per Bbl)	$56.53	$51.57	$55.81	$53.97
NGL (per Gal)	$0.59	$0.64	$0.54	$0.66
Gas equivalent (per Mcfe)	$2.37	$2.92	$2.51	$2.86

The table below summarizes Gulfport’s fourth quarter of 2019 and full year 2019 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Utica Shale
Natural gas (MMcf)	97,836	99,277	387,473	379,417
Oil (MBbls)	64	65	247	299
NGL (MGal)	14,724	20,990	76,112	113,379
Gas equivalent (MMcfe)	100,324	102,665	399,828	397,406

SCOOP
Natural gas (MMcf)	16,585	17,187	70,669	64,258
Oil (MBbls)	373	393	1,610	1,710
NGL (MGal)	32,411	34,020	136,948	138,261
Gas equivalent (MMcfe)	23,451	24,406	99,891	94,268

Southern Louisiana
Natural gas (MMcf)	—	(2)	—	15
Oil (MBbls)	—	162	274	721
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	—	968	1,644	4,338

Other
Natural gas (MMcf)	3	9	36	51
Oil (MBbls)	14	15	56	72
NGL (MGal)	24	15	69	80
Gas equivalent (MMcfe)	91	100	380	493

2019 Capital Expenditures

For the year ended December 31, 2019, Gulfport’s incurred total capital expenditures were $602.5 million. Net of the previously announced divestiture of certain non-operated interests in the Utica Shale for approximately $29.0 million, Gulfport’s incurred total capital expenditures were approximately $573.5 million. Gulfport’s incurred total capital expenditures includes approximately $488.0 million of operated drilling and completion (“D&C”) capital expenditures, $76.9 million of non-operated D&C expenditures and $37.6 million of land capital expenditures for the year ended December 31, 2019.

2019 Operational Update and 2020 Outlook

The table below summarizes Gulfport’s drilling and completion activity for full year 2019:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

Twelve Months Ended
December 31,
2019
Net Wells Spud
Utica - Operated	14.6
Utica - Non-Operated	0.9

Total	15.5

SCOOP - Operated	8.6
SCOOP - Non-Operated	1.6

Total	10.2

Net Wells Turned-to-Sales
Utica - Operated	41.6
Utica - Non-Operated	3.3

Total	44.9

SCOOP - Operated	12.6
SCOOP - Non-Operated	1.2

Total	13.8

Utica Shale

In the Utica Shale, during the twelve months ended December 31, 2019, Gulfport spud 16 gross (14.6 net) operated wells. The wells drilled during 2019 had an average lateral length of approximately 12,200 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days during the fourth quarter of 2019 from spud to rig release totaled approximately 18.6 days, an improvement of 12% from the 2018 average. In addition, Gulfport turned-to-sales 47 gross (41.6 net) operated wells with an average stimulated lateral length of approximately 9,800 feet.

Net production for the full year of 2019 from Gulfport’s Utica acreage averaged approximately 1,095 MMcfe per day.

During 2020, Gulfport plans to run on average approximately one operated rig in the Utica Shale. Gulfport has budgeted to spud approximately 16 gross (15 net) horizontal Utica wells with an average lateral length of 10,100 feet. In addition, Gulfport plans to turn-to-sales 18 gross and net horizontal Utica wells with an average lateral length of 11,300 feet.

SCOOP

In the SCOOP, during the twelve months ended December 31, 2019, Gulfport spud 10 gross (8.6 net) operated wells. The wells drilled during 2019 had an average lateral length of approximately 8,100 feet.

Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days during the fourth quarter of 2019 from spud to rig release totaled approximately 40.7 days, an improvement of 36% from the 2018 average. In addition, Gulfport turned-to-sales 14 gross (12.6 net) operated wells with an average stimulated lateral length of approximately 7,900 feet.

Net production for the full year of 2019 from Gulfport’s SCOOP acreage averaged approximately 274 MMcfe per day.

During 2020, Gulfport plans to run on average approximately 1.5 operated rigs in the SCOOP. Gulfport has budgeted to spud approximately 10 gross (8 net) horizontal SCOOP wells with an average lateral length of 9,500 feet. In addition, Gulfport plans to turn-to-sales 4 gross and net horizontal SCOOP wells with an average lateral length of 6,500 feet.

2020 Capital Budget and Production Guidance

The table below summarizes the Company’s full year 2020 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/20
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,100	1,150
% Gas	~ 90%
% Liquids	~ 10%

Forecasted Realizations (before the effects of hedges and including transportation)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	($0.70)	($0.80)
NGL (% of WTI)	30%	35%
Oil (Differential to NYMEX WTI) $/Bbl	($4.50)	($5.00)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.14	$0.16
Production Taxes - $/Mcfe	$0.05	$0.07
Midstream Gathering and Processing Expense - $/Mcfe	$0.55	$0.60
Recurring General and Administrative Expense - $MM(1)	$69.0	$74.0

(1)	This is a non-GAAP measure. Represents total recurring G&A before capitalization and compares to 2019 full year total of $74.1 million. Capitalized G&A is expected to be 30% to 35% of total G&A.

	Total
Budgeted Incurred Operated D&C Expenditures - In Millions:	$255	$270
Budgeted Incurred Non-Operated D&C Expenditures - In Millions:	$10	$15
Budgeted Incurred Land Expenditures - In Millions:	$20	$25

Total Incurred Capital Expenditures - In Millions:	$285	$310

	Well Count	Estimated Avg. Lateral Length
Net Operated Wells Spud
Utica	15	10,100
SCOOP	8	9,500

Total	23	9,900

Net Operated Wells Turned-to-Sales
Utica	18	11,300
SCOOP	4	6,500

Total	22	10,500

Due to the Company’s low-level of activity during the fourth quarter of 2019 and previously announced asset sales, Gulfport forecasts production to average approximately 1,100 MMcfe per day during the first quarter of 2020.

Derivatives

The table below sets forth the Company’s hedging positions as of February 26, 2020.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

	1Q2020	2Q2020	3Q2020	4Q2020
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	820	774	325	200
Price ($ per MMBtu)	$2.77	$2.91	$2.94	$2.94

Basis Swap Contract (OGT)
Volume (BBtupd)	10	10	10	10
Differential ($ per MMBtu)	$(0.54)	$(0.54)	$(0.54)	$(0.54)

Basis Swap Contract (Transco Zone 4)
Volume (BBtupd)	60	60	60	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)	$(0.05)	$(0.05)

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	6,000	6,000	6,000	6,000
Price ($ per Bbl)	$59.82	$59.82	$59.82	$59.82

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	500	500	500	500
Price ($ per Gal)	$0.52	$0.52	$0.52	$0.52

	2020	2021	2022	2023
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	528	—	—	—
Price ($ per MMBtu)	$2.86	$—	$—	$—

Call option contracts (NYMEX)
Volume (BBtupd)	—	—	628	628
Price ($ per MMBtu)	$—	$—	$2.90	$2.90

Basis Swap Contract (OGT)
Volume (BBtupd)	10	—	—	—
Differential ($ per MMBtu)	$(0.54)	$—	$—	$—

Basis Swap Contract (Transco Zone 4)
Volume (BBtupd)	60	—	—	—
Differential ($ per MMBtu)	$(0.05)	$—	$—	$—

Oil:
Swap Contracts (WTI)
Volume (Bblpd)	6,000	—	—	—
Price ($ per Bbl)	$59.82	$—	$—	$—

NGL:
C3 Propane Swap Contracts
Volume (Bblpd)	500	—	—	—
Price ($ per Gal)	$0.52	$—	$—	$—

Year End 2019 Reserves

Gulfport reported year end 2019 total proved reserves of 4.5 Tcfe, consisting of 4.0 Tcf of natural gas, 18.4 MMBbls of oil and 61.5 MMBbls of natural gas liquids. Due to the current commodity environment and Gulfport’s commitment to capital discipline and funding future activities within cash flow, adjustments in the Company’s long-term development plan resulted in a decrease in year end 2019 reserves when compared to year end 2018. Gulfport’s year end 2019 total proved reserves decreased approximately 5% when compared to its 2018 total proved reserves or, excluding the previously announced asset sales completed during 2019, Gulfport estimates 2019 reserves declined 3% versus 2018 total proved reserves. Approximately 90% of the Gulfport’s proved reserve revisions during 2019 were associated with our revised development plan and the decrease in SEC pricing year over year.

The table below provides information regarding the components driving the 2019 net proved reserve adjustments:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2019 NET PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent
BCFE
Proved reserve balance at December 31, 2018	4,743.3
Sales of oil and gas reserves in place	(76.8)
Extensions and discoveries	1,096.6
Revisions of prior reserve estimates:
Reclassification of PUD to unproved under SEC 5-year rule	(347.2)
Price revisions	(296.4)
Performance revisions	(90.2)
Current production	(501.7)

Proved reserve balance at December 31, 2019	4,527.6

Proved developed reserves totaled approximately 1,984 Bcfe as of December 31, 2019 or approximately 44% of Gulfport’s proved reserves. Proved undeveloped reserves totaled approximately 2,544 Bcfe as of December 31, 2019. The table below summarizes the Company’s 2019 net proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2019 NET PROVED RESERVES

(Unaudited)

	Natural Gas	Oil	Natural Gas Liquids	Gas Equivalent
	BCF	MMBBL	MMBBL	BCFE
Proved Developed Producing	1,739.5	7.4	29.1	1,958.2
Proved Developed Non-Producing	17.8	0.5	0.8	25.8
Proved Undeveloped	2,291.0	10.5	31.6	2,543.6

Total Proved Reserves	4,048.3	18.4	61.5	4,527.6

The following table presents Gulfport’s 2019 net proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2019 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2019
BCFE
Utica	3,221.4
SCOOP	1,304.6
Other	1.6

Total Proved Reserves	4,527.6

In accordance with Securities and Exchange Commission guidelines, at year end 2019, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year end 2019 reserve report were $55.85 per barrel of oil and $2.58 per MMBtu of natural gas, in each case as adjusted for transportation fees and regional price differentials. Utilizing these prices, the standardized measure of discounted future net cash flows of Gulfport’s total proved reserves was $1.7 billion and the present value, discounted at 10% (referred to as “PV-10”), was $1.7 billion at December 31, 2019. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the standardized measure of discounted future net cash flows, the most directly comparable GAAP measure.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2019 PV-10

(Unaudited)

SEC Case
($MM)
Proved Developed Producing	$1,360.1
Proved Developed Non-Producing	23.2
Proved Undeveloped	320.3

Total Proved Reserves	$1,703.6

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2019 PV-10 RECONCILITATION

(Unaudited)

SEC Case
($MM)
Standardized measure of discounted future net cash flows (1)	$1,703.6
Add: Present value of future income tax discounted at 10%	—

PV-10 value	$1,703.6

¹

The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Prior Period Accounting Restatement

Gulfport’s new management team, most of which joined the Company during 2019, conducted a routine year-end financial review and identified an error related to the transfer of certain unevaluated leasehold costs to the amortization base. Based upon the evaluation of the error, Gulfport concluded that the error resulted from a material weakness in our internal controls over financial reporting and has developed a plan to remediate the deficiency which is discussed further in our 2019 form 10-K filed with Securities and Exchange Commission (“SEC”).

An amended form 10-Q will be filed with the SEC for the third quarter of 2019 to correct the impact of the error. The error impacts oil and natural gas properties excluded from amortization, depreciation, depletion and amortization, impairment of oil and natural gas properties and deferred income taxes related to the previously mentioned items. It does not impact the Company’s liquidity and the following key non-GAAP measures: operating cash flows and adjusted EBITDA.

Inaugural 2019 Corporate Sustainability Report

Gulfport today released its inaugural 2019 Corporate Sustainability Report. The report highlights Gulfport’s responsible business practices and dedication to safety, compliance and continuous improvement.

Mr. Wood, commented, “Gulfport is committed to promoting and ensuring sound environmental, social and governance (ESG) practices. We conduct our business in a manner that respects the health and safety of our personnel and that of the communities in which we operate. We also invest our time and money into improving local communities and are committed to the highest standards of corporate governance. 2019 was a year of continuous improvement at Gulfport and our recently published Corporate Sustainability Report highlights the success we had last year in improving our company as we responsibly developed our assets.”

The Corporate Sustainability Report outlines Gulfport’s commitment to environmental excellence, managing and reducing risks, and our commitment to the well-being of our employees and the communities in which we operate. The report is available at gulfportenergy.com/sustainability.

In addition, Gulfport continues to be committed to having in place the processes and procedures essential to ensure best practices in corporate governance and the Company recently adopted Corporate Governance Guidelines as well as a Board Diversity Policy. The guidelines and policy can be found on Gulfport’s corporate website at ir.gulfportenergy.com/corporate-governance.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host its fourth quarter and year-end 2019 earnings conference call on Friday, February 28, 2020 at 9:00 a.m. Central Time.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13695468. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds non-core assets that include an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ: TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, production and financial guidance, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, repurchases of our outstanding debt, the timing and completion of asset sales, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; Gulfport’s ability to achieve the anticipated benefits of its strategic initiatives; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not part of this filing.

General Reserve Information Notes:

Gulfport’s estimated proved reserves as of December 31, 2019 were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) and NSAI is an independent petroleum engineering firm.

Investor Contact:

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

Media Contact

Reevemark

Paul Caminiti / Hugh Burns / Nicholas Leasure

212-433-4600

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2019	December 31, 2018
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$6,060	$52,297
Accounts receivable—oil and natural gas sales	121,210	210,200
Accounts receivable—joint interest and other	47,975	22,497
Prepaid expenses and other current assets	4,431	10,017
Short-term derivative instruments	126,201	21,352

Total current assets	305,877	316,363

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,686,666 and $2,873,037 excluded from amortization in 2019 and 2018, respectively	10,595,735	10,026,836
Other property and equipment	96,719	92,667
Accumulated depletion, depreciation, amortization and impairment	(7,228,660)	(4,640,098)

Property and equipment, net	3,463,794	5,479,405

Other assets:
Equity investments	32,044	236,121
Long-term derivative instruments	563	—
Deferred tax asset	7,563	—
Inventories	5,182	5,344
Operating lease assets	14,168	—
Operating lease assets - related parties	43,270	—
Other assets	10,358	13,803

Total other assets	113,148	255,268

Total assets	$3,882,819	$6,051,036

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$415,218	$518,380
Short-term derivative instruments	303	20,401
Current portion of operating lease liabilities	13,826	—
Current portion of operating lease liabilities - related parties	21,220	—
Current maturities of long-term debt	631	651

Total current liabilities	451,198	539,432

Long-term derivative instruments	53,135	13,992
Asset retirement obligation—long-term	60,355	79,952
Uncertain tax position liability	3,127	3,127
Non-current operating lease liabilities	342	—
Non-current operating lease liabilities - related parties	22,050	—
Long-term debt, net of current maturities	1,978,020	2,086,765

Total liabilities	2,568,227	2,723,268

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized (30,000 authorized as redeemable 12% cumulative preferred stock, Series A), and none issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 shares authorized, 159,710,955 issued and outstanding in 2019 and 162,986,045 in 2018	1,597	1,630
Paid-in capital	4,207,554	4,227,532
Accumulated other comprehensive loss	(46,833)	(56,026)
Accumulated deficit	(2,847,726)	(845,368)

Total stockholders’ equity	1,314,592	3,327,768

Total liabilities and stockholders’ equity	$3,882,819	$6,051,036

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands, except share data)		(In thousands, except share data)
Revenues:
Natural gas sales	$203,763	$368,554	$918,263	$1,121,815
Oil and condensate sales	23,995	37,106	117,937	177,793
Natural gas liquid sales	23,312	37,032	101,448	178,915
Net gain (loss) on natural gas, oil, and NGL derivatives	30,191	(26,742)	208,360	(123,479)

	281,261	415,950	1,346,008	1,355,044

Costs and expenses:
Lease operating expenses	18,330	27,497	82,998	91,640
Production taxes	5,987	9,619	28,571	33,480
Midstream gathering and processing expenses	70,993	75,642	291,725	290,188
Depreciation, depletion and amortization	143,454	133,816	550,108	486,664
Impairment of oil and natural gas properties	1,468,328	—	2,039,770	—
General and administrative expenses	12,997	11,833	47,979	49,994
Restructuring costs	4,611	—	4,611	—
Accretion expense	766	1,063	3,939	4,119

	1,725,466	259,470	3,049,701	956,085

(LOSS) INCOME FROM OPERATIONS	(1,444,205)	156,480	(1,703,693)	398,959

OTHER EXPENSE (INCOME):
Interest expense	34,191	36,196	141,786	141,912
Interest income	(152)	(152)	(801)	(314)
Gain on debt extinguishment	(25,030)	—	(48,630)	—
Gain on sale of equity method investments	—	—	—	(124,768)
Loss (income) from equity method investments, net	45,757	(14,622)	210,148	(49,904)
Other (income) expense, net	(32)	1,057	3,725	1,542

	54,734	22,479	306,228	(31,532)

(LOSS) INCOME BEFORE INCOME TAXES	(1,498,939)	134,001	(2,009,921)	430,491
INCOME TAX EXPENSE (BENEFIT)	315,815	—	(7,563)	(69)

NET (LOSS) INCOME	$(1,814,754)	$134,001	$(2,002,358)	$430,560

NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(11.36)	$0.78	$(12.49)	$2.46

Diluted	$(11.36)	$0.78	$(12.49)	$2.45

Weighted average common shares outstanding—Basic	159,710,049	171,410,309	160,341,125	174,675,840
Weighted average common shares outstanding—Diluted	159,710,049	171,612,471	160,341,125	175,398,706

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(2,002,358)	$430,560
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Accretion expense	3,939	4,119
Depletion, depreciation and amortization	550,108	486,664
Impairment of oil and natural gas properties	2,039,770	—
Stock-based compensation expense	4,911	6,799
Loss (income) from equity investments, net	210,289	(49,625)
Gain on debt extinguishment	(48,630)	—
Change in fair value of derivative instruments	(85,230)	65,051
Deferred income tax (benefit) expense	(7,563)	1,208
Amortization of loan costs	6,328	6,121
Gain on sale of equity method investments and other assets	(220)	(124,768)
Distributions from equity method investments	2,457	3,206
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable—oil and natural gas sales	88,990	(63,427)
(Increase) decrease in accounts receivable—joint interest and other	(25,478)	12,943
Decrease (increase) in prepaid expenses and other current assets	5,586	(5,695)
Decrease (increase) in other assets	915	4,066
(Decrease) increase in accounts payable, accrued liabilities and other	(19,548)	9,768
Settlement of asset retirement obligation	(273)	(719)

Net cash provided by operating activities	723,993	786,271

Cash flows from investing activities:
Additions to other property and equipment	(5,021)	(7,870)
Additions to oil and natural gas properties	(720,057)	(899,083)
Proceeds from sale of oil and gas properties	48,527	5,114
Proceeds from sale of other property and equipment	267	351
Proceeds from sale of equity method investments	—	226,487
Contributions to equity method investments	(432)	(2,319)
Distributions from equity method investments	1,945	446

Net cash used in investing activities	(674,771)	(676,874)

Cash flows from financing activities:
Principal payments on borrowings	(877,697)	(220,575)
Borrowings on line of credit	952,000	265,000
Repurchase of senior notes	(138,786)	—
Debt issuance costs and loan commitment fees	(288)	(831)
Payments on repurchase of stock	(30,688)	(200,251)

Net cash used in financing activities	(95,459)	(156,657)

Net decrease in cash, cash equivalents and restricted cash	(46,237)	(47,260)
Cash, cash equivalents and restricted cash at beginning of period	52,297	99,557

Cash, cash equivalents and restricted cash at end of period	$6,060	$52,297

Supplemental disclosure of cash flow information:
Interest payments	$142,664	$132,995

Income tax receipts	$(1,794)	$—

Supplemental disclosure of non-cash transactions:
Capitalized stock-based compensation	$5,766	$4,533

Asset retirement obligation capitalized	$6,883	$1,452

Asset retirement obligation removed due to divestiture	$(30,146)	$—

Interest capitalized	$3,372	$4,470

Fair value of contingent consideration asset on date of divestiture	$(1,137)	$—

Foreign currency translation gain (loss) on equity method investments	$9,193	$(15,487)

Explanation and Reconciliation of Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), litigation settlement, insurance proceeds, rig terminations fees, restructuring costs, gain on debt extinguishment, non-recurring general and administrative expenses and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities and inclusive of capitalized expenses incurred during the given period. Free cash flow is a non-GAAP measure defined as cash flow from operating activities before changes in operating assets and liabilities (as defined above) less capital expenditures incurred. Adjusted net income is a non-GAAP financial measure equal to pre-tax net (loss) income less non-cash derivative loss (gain), impairment of oil and gas properties, insurance proceeds, litigation settlement, rig terminations fees, gain on debt extinguishment and (income) loss from equity method investments. The Company has presented EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Net (loss) income	$(1,814,754)	$134,001	$(2,002,358)	$430,560
Interest expense	34,191	36,196	141,786	141,912
Income tax expense (benefit)	315,815	—	(7,563)	(69)
Accretion expense	766	1,063	3,939	4,119
Depreciation, depletion and amortization	143,454	133,816	550,108	486,664
Impairment of oil and gas properties	1,468,328	—	2,039,770	—

EBITDA	$147,800	$305,076	$725,682	$1,063,186

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In thousands)
EBITDA	$147,800	$305,076	$725,682	$1,063,186

Adjustments:
Non-cash derivative loss (gain)	13,471	(41,322)	(84,987)	65,051
Non-cash derivative gain on contingent payments	(1,277)	—	(243)	—
Litigation settlement	—	158	(158)	1,075
Insurance proceeds	—	—	(83)	(231)
Rig termination fees	—	—	4,176	—
Restructuring costs	4,611	—	4,611	—
Gain on debt extinguishment	(25,030)	—	(48,630)	—
Gain on sale of equity method investments	—	—	—	(124,768)
Non-recurring general and administrative expenses	1,740	3,262	3,922	3,527
Loss (income) from equity method investments	45,757	(14,622)	210,148	(49,904)

Adjusted EBITDA	$187,072	$252,552	$814,438	$957,936

GULFPORT ENERGY CORPORATION

RECONCILIATION OF CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Cash provided by operating activities	$106,638	$155,474	$723,993	$786,271
Adjustments:
Changes in operating assets and liabilities	41,300	62,578	(50,192)	43,064
Capitalized expenses incurred(1)	(4,438)	(9,439)	(33,511)	(42,182)

Operating cash flow	$143,500	$208,613	$640,290	$787,153
Capital expenditures incurred(2)	(73,063)	(80,324)	(602,478)	(814,747)

Free cash flow	$70,437	$128,289	$37,812	$(27,594)

(1)	Includes capitalized general and administrative expense incurred and capitalized interest expenses incurred
(2)	Incurred capital expenditures and cash capital expenditures may vary from period to period due to the cash payment cycle

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(In thousands, except share data)
Pre-tax net (loss) income excluding adjustments	$(1,498,939)	$134,001	$(2,009,921)	$430,491
Adjustments:
Non-cash derivative loss (gain)	13,471	(41,322)	(84,987)	65,051
Non-cash derivative gain on contingent payments	(1,277)	—	(243)	—
Impairment of oil and gas properties	1,468,328	—	2,039,770	—
Litigation settlement	—	158	(158)	1,075
Insurance proceeds	—	—	(83)	(231)
Rig termination fees	—	—	4,176	—
Restructuring costs	4,611	—	4,611	—
Gain on debt extinguishment	(25,030)	—	(48,630)	—
Gain on sale of equity method investments	—	—	—	(124,768)
Non-recurring general and administrative expenses	1,740	3,262	3,922	3,527
Loss (income) from equity method investments	45,757	(14,622)	210,148	(49,904)

Pre-tax net income excluding adjustments	$8,661	$81,477	$118,605	$325,241

Adjusted net income	$8,661	$81,477	$118,605	$325,241

Adjusted net income per common share:
Basic	$0.05	$0.48	$0.74	$1.86

Diluted	$0.05	$0.47	$0.72	$1.85

Basic weighted average shares outstanding	159,710,049	171,410,309	160,341,125	174,675,840
Diluted weighted average shares outstanding	159,710,049	171,612,471	164,208,209	175,398,706